Exhibit 29



                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                           FORM 11-K


        (Mark One)

     X Annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (Fee Required)

        For the fiscal year ended December 31, 1995

                                OR

        Transition report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (No Fee Required)

        For the transition period from            to

        Commission file number   1-4663


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                 CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                 Crompton & Knowles Corporation
                One Station Place - Metro Center
                  Stamford, Connecticut  06902


                          Exhibit 29